UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2004

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31923	86-0226984

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (623) 445-9500

None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On September 20, 2004, Universal Technical Institute, Inc. (the “Company”), a Delaware corporation, entered into a definitive agreement with CFRI/CQ Norwood Upland, L.L.C., a Delaware limited liability company, to purchase a property in the Boston suburb of Norwood, Massachusetts for $12.4 million dollars. The purchase is expected to close in the Company’s second quarter of fiscal 2005, subject to customary terms and conditions including satisfactory results of the Company’s due diligence. The Company plans to use available cash from operations to pay for the purchase price. The foregoing description is qualified in its entirety by reference to the purchase agreement.

     On September 24, 2004, the Company issued a press release relating to the definitive agreement, which press release is filed as an exhibit to this report and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
Number	Exhibit Title or Description
99.01	Press release entitled “Universal Technical Institute, Inc. Announces New Automotive Training Campus in Boston Area,” dated September 24, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2004	UNIVERSAL TECHNICAL INSTITUTE, INC. /s/ Chad A. Freed Name: Chad A. Freed Title: Vice President and Corporate Counsel

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